UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2010 (January 15, 2010)

RETAIL VENTURES, INC.
 (Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 E. Fifth Avenue Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 238-5775

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 15, 2010, Retail Ventures, Inc. (the “Company”) entered into a share purchase agreement (the “Agreement”) with its majority-owned subsidiary, DSW Inc. (“DSW”), pursuant to which on the same date the Company sold to DSW 320,000 Class B Common Shares, without par value, of DSW, for an aggregate amount of $8,000,000. Proceeds from the sale will be used for general corporate purposes and continuing expenses. This transaction was negotiated by a special committee of independent directors of the Company, advised by Houlihan Lokey. After giving effect to this transaction, the Company continues to own Class B Common Shares of DSW representing approximately 62% of DSW’s outstanding common shares and approximately 93% of the combined voting power of such shares. DSW is a controlled subsidiary of the Company and its Class A Common Shares are listed on the New York Stock Exchange trading under the ticker symbol “DSW”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VENTURES, INC.

Date: January 19, 2010

By:   /s/ James A. McGrady

James A. McGrady
Chief Executive Officer, Chief Financial
Officer, President and Treasurer